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                                                                    Exhibit 10.5


[Lawrence Savings Bank Logo]                           P.O. Box 988
                                                       Lawrence, MA 01842
                                                       508-687-1131

December 23, 1992


Mr. Robert P. Perreault
30 Riverview Avenue
Methuen, MA 01844

Dear Bob:

Your employment agreement dated May 9, 1986 is hereby amended as follows:

Section 3 Effective Date and Term is amended by inserting after "hereunder shall be for three years from the commencement date;" the words "until May 9, 1992 and thereafter be for two years" so that the Section reads "hereunder shall be for three years from the Commencement Date; until May 9, 1992 and thereafter be for two years; provided, however, that the term shall be extended automatically for periods of one year"... etc, etc. (This means that after May 9, 1992 the employment agreement will have a two-year life at each renewal.)

Your employment agreement is further amended by deleting Section 12 Arbitration of Disputes and adding the following Section 12 Arbitration of Disputes as follows:

     12. Arbitration of Disputes. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in accordance with the laws of the Commonwealth of Massachusetts by three arbitrators, one of whom shall be appointed by the Bank, one by the Employee and the third by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the American Arbitration Association in the City of Boston. Such arbitration shall be conducted in the City of Boston in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this Section 12. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.
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MR. R. P. PERREAULT
DECEMBER 23, 1992
PAGE 2

     In any arbitration proceeding brought pursuant to this Section 12, or in any court proceeding to enforce or review an award of the arbitrators, each of the parties shall pay his or its own legal costs, expenses and attorneys' fees, provided, that if the issue or one of the issues if there be more than one, between the parties is whether the termination or dismissal of the Employee was for cause, and the ultimate conclusion, whether made by the arbitrators, or by a court (in a proceeding to enforce or review the arbitration award) is that the termination or dismissal was not for cause, then the Bank shall pay (or the Employee shall be entitled to recover from the Bank, as the case may be) the Employee's reasonable legal costs, expenses and attorneys' fees incurred in the litigation. The provisions of this Section 12 shall apply regardless of whether the termination or dismissal of the Employee for cause was made after or as a result of a "change of control."

                                   Execution

Upon execution below by all parties, this Agreement will enter into full force and effect on the Effective Date as shown below:

LAWRENCE SAVINGS BANK                        ROBERT P. PERREAULT

By: /s/ Fred S. Tarbox                       /s/ Robert P. Perreualt
   ----------------------------              ----------------------------
   Fred S. Tarbox, Chairman

   /s/ Thomas J. Burke
   ----------------------------
   Thomas J. Burke

   /s/ Salvatore F. Cataudella
   ----------------------------
   Salvatore F. Cataudella

   /s/ Edward F. Cregg
   ----------------------------
   Edward F. Cregg

   /s/ John P. Ford
   ----------------------------
   John P. Ford

   /s/ Archibald D. Maclaren
   ----------------------------
   Archibald D. Maclaren

   /s/ Paul A. Miller
   ----------------------------
   Paul A. Miller

                                                    December 23, 1992
                                                    ----------------------------
                                                    Effective Date